Exhibit 23.5

Consent of Independent Auditors

We consent to the use of our report dated October 6, 2021 with respect to the Source Acquisition statement of revenues and direct expenses, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

October 7, 2022